Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 11, 2022, relating to the financial statements of ArcelorMittal, appearing in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg

April 8, 2024